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                                                                    EXHIBIT 10.3


                              EMPLOYMENT AGREEMENT


          THIS AGREEMENT (the "Agreement") is being made as of this 25th day of October, 1996 between NEW WORLD COFFEE, INC. (the "Company"), a Delaware corporation having its principal offices at 379 West Broadway, New York, NY 10012, and BARRY H. LEVINE (the "Employee"), an individual residing at 19 Sachem Road, Branford, Connecticut 06405.


                             W I T N E S S E T H :
                             - - - - - - - - - -


          WHEREAS, the Company has acquired all of the capital stock of Willoughby's Incorporated, a Connecticut corporation, and desires to employ one of its former shareholders (the "Employee"), and the Employee desires to be employed by the Company as its Vice President - Coffee upon the terms and conditions contained herein.

          NOW THEREFORE, in consideration of the mutual premises and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

          1.  NATURE OF EMPLOYMENT; TERM OF EMPLOYMENT.  The Company hereby
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employs the Employee and the Employee agrees to serve the Company in the executive capacity of Vice President - Coffee, upon the terms and conditions contained herein, for a term commencing as of October 25, 1996 and continuing until January 15, 1999 (the "Employment Term"). The Company will provide Employee with regular and timely financial information (sales, cash flow, etc.) on a per store and plant basis.

          2.  DUTIES AND POWERS AS EMPLOYEE.  During the Employment Term, the
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Employee shall be employed by the Company on a full-time basis and shall be based in offices in Branford, Connecticut. The Employee's primary duties to the Company and its subsidiaries shall be: Selecting, sourcing, negotiating for and buying green (unroasted) coffee; directing the roasting and packaging of coffee and its distribution to retail stores; and providing education about coffee to employees of the Company and its subsidiaries. The Employee agrees to devote his full working time and professional efforts to the performance of his duties. In the performance of his duties, the Employee shall report directly to and be subject to direction by the Chief Executive Officer of the Company. The Employee shall be available to travel as the needs of the business require. The Company will take all actions necessary to enable Employee to carry out his duties hereunder.

          3.  COMPENSATION.
              ------------

              (a) Salary.  During the Employment Term, the Company shall pay the
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Employee a base salary at a rate of not less than Seventy-Five Thousand
($75,000) Dollars per annum, subject to any increase at the discretion of the Board of Directors of the Company. All
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payments of salary shall be made at such intervals as other executive officers of the Company are paid. If Employee shall become disabled, any payments to him during the Employment Term under any Company disability plan shall be credited to the Company as base salary payments.

              (b) Bonus. In addition to the salary provided herein, Employee
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shall receive a bonus equal to Forty (40%) Per Cent of the base salary paid to said Employee through December 31st of the calendar year immediately preceding the bonus payment date, subject to being supplemented at the discretion of the Board of Directors of the Company. Said bonus shall be paid within thirty (30) days after completing of the Company's year end audited financial statements but in no event later than March 31.

              (c) Stock Warrants.  As of the Closing Date, the Employee shall be
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eligible to participate in the Stock Option Plan of the Company.  Employee shall receive warrants (the "Warrants") to purchase twenty thousand (20,000) shares of the Company's common stock at the Closing; an additional twenty thousand
(20,000) shares if he is employed by the Company on October 15, 1997; and an additional twenty thousand (20,000) shares if he is employed by the Company on October 15, 1998. The Warrants shall be issued and shall have an exercise price equal to the closing public sale price of underlying common stock on the date the Warrants are to be issued. The Employee's right of exercise will be cumulative. Each Warrant for twenty thousand (20,000) shares shall vest as to five thousand (5,000) shares on an annual basis and shall fully vest over a four
(4) year period, and will be exercisable after the Employment Term has ended, by death or otherwise. In the event of Employee's death during the Employment
Term, all Warrants theretofore granted shall immediately vest and shall be exercisable by the executor or administrator of Employee's estate. Other than the Warrants delivered at Closing, the Warrants shall be granted pursuant to and shall be subject to the Company's employee stock option plan unless the terms of this Employment Agreement conflict therewith. Further, such Warrants shall, if meeting the requirements therefor, be considered incentive stock options.

              (d) Automobile. On or about the tenth (10th) day of each month
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during the Employment Term, the Company will pay Employee Five Hundred ($500)
Dollars in consideration of Employee using his own automobile in performing his duties hereunder and to defray Employee's expenses in operating said automobile.

              (e) Health Insurance. During the Employment Term, the Company
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shall provide health insurance to Employee and his dependents through the Aetna
Managed Choice Plan which provides for choice of plan doctors (100% coverage with $10 co-pay) or non-plan doctors (80% coverage).

              (f) Reimbursement for Expenses. The Company will promptly
                  --------------------------
reimburse the Employee for reasonable travel and other out-of-pocket expenses incurred in the performance of his duties hereunder, upon submission of reasonable written substantiation in accordance with the then regular procedures of the Company.


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              (g) Vacation.  Employee shall be entitled to three (3) weeks paid
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vacation in calendar year 1997 and in calendar year 1998 or the maximum number of weeks allowed to key executive employees in each of those years, whichever is greater.

              (h) Disability and Incapacity. If during the Employment Term
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Employee shall be unable to perform his duties by reason of disability or other impairment of health for at least one hundred eighty (180) substantially consecutive days, the Company shall have the right by written notice to Employee to terminate the Employment Term if such disability or impairment is still continuing at the time of the giving of the notice. During said one hundred eighty (180) day period Employee shall continue to be paid base salary, net of any payments received by Employee pursuant to the Company's disability plan. If the Employment Term shall terminate pursuant to this subsection 3(h), Employee's employment shall be deemed to have ceased and thereafter no compensation or any other benefits shall be payable to or accrue to Employee after the date of termination except (i) such compensation as is payable pursuant to the Company's disability plan, and (ii) the bonus Employee would have earned prorated to the date of termination pursuant to this subsection 3(h).

              (i) Additional Fringe Benefits. At all times during the Employment
                  --------------------------
Term, the Company shall provide the Employee with such other benefits as may from time to time be provided generally for executive officers of the Company. The Company agrees to pay the annual premium on Aetna Life Insurance Policy #R2638819 insuring Employee's life during the Employment Term.

          4.  REPRESENTATIONS AND WARRANTIES OF EMPLOYEE.  Employee represents
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and warrants to the Company that (a) Employee is under no contractual or other restriction or obligation which is inconsistent with the execution of this Agreement, the performance of his duties hereunder, or the other rights of the Company hereunder; and (b) Employee is under no physical or mental disability that would hinder his performance of duties under this Agreement.

          5.  NON-COMPETITION.
              ---------------

              (a) Subject to subsection (c) hereof, Employee agrees that he will not during the period he is employed under this Agreement engage in, or otherwise directly or indirectly be employed by, or act as a consultant or lender to, or be a director, officer, employee, owner, or partner of, any other business or organization that is or shall then be competing in the coffee business with the Company.

              (b) Subject to subsection (c) hereof, Employee agrees that for a period of one (1) year after he ceases to be employed by the Company under this
Agreement: (i) Employee will not directly or indirectly compete with or be engaged in the same coffee business as the Company, or be employed by, or act as consultant or lender to, or be a director, officer, employee, owner, or partner of, any business or organization which, at the time of such cessation, competes with or is engaged in the same coffee business as the Company; and (ii) Employee shall not, directly or indirectly, or by any act in concert with others, employ, attempt


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to employ, recruit or otherwise solicit or induce or influence to leave his or her employment any employee of the Company or any Company subsidiary. The Employee and the Company agree that the restrictions on competition in the coffee business by the Employee with the Company provided in this Section 5(b) shall be limited geographically to the City of New Haven.

              (c) The Employee and the Company agree that in the event of a default by the Company of any of its material obligations under this Agreement or under the Stock Purchase Agreement dated October 21, 1996 by and among Barry
H. Levine, Robert B. Williams, Willoughby's Incorporated and New World Coffee, Inc., or under the promissory notes issued to Barry H. Levine or Robert B. Williams pursuant to said Stock Purchase Agreement, which default is not cured in any applicable notice, grace, or cure period, the restrictive covenants of the Employee set forth in this Section 5 shall terminate automatically.

          6.  PATENTS; COPYRIGHTS.  Any interest in patents, patent
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applications, inventions, copyrights, developments, and processes ("Such
Inventions") which Employee now or hereafter during the period he is employed by the Company under this Agreement may own or develop relating to the field in which the Company may then be engaged shall belong to the Company; and forthwith upon request of the Company, Employee shall execute all such assignments and other documents and take all such other actions as the Company may reasonably request in order to vest in the Company all his right, title, and interest in and to Such Inventions, free and clear of all liens, charges, and encumbrances.


          7.  CONFIDENTIAL INFORMATION.  All confidential information which
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Employee may now possess, may obtain during the Employment Term, or may create prior to the end of the period he is employed by the Company under this Agreement relating to the business of the Company or of any customer or supplier of the Company shall not be published, disclosed, or made accessible by him to any other person, firm, or corporation during the Employment Term or any time thereafter without the prior written consent of the Company. Employee shall return all tangible evidence of such confidential information to the Company prior to or at the termination of his employment.

          8.  TERMINATION.
              -----------

              (a) Involuntary Termination.  Notwithstanding anything herein
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contained, if on or after the date hereof and prior to the end of the Employment
Term, Employee is terminated "For Cause" (as defined below), then the Company shall have the right to give notice of termination of Employee's services hereunder as of a date to be specified in such notice, and this Agreement shall terminate on the date so specified. Termination "For Cause" shall mean Employee shall (i) be convicted of a felony crime, (ii) commit any act or omit to take any action in bad faith and to the detriment of the Company, (iii) commit an act of moral turpitude which is directly related to the business or affairs of the Company, (iv) commit an act of fraud against the Company, or (v) materially breach any term of this Agreement and fail to correct such breach within ten
(10) days after being notified thereof in writing by the Company.


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              (b) Death. In the event that Employee shall die during the
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Employment Term, then this Agreement shall terminate on the date of Employee's death. The Company shall thereupon pay to the Employee's surviving spouse, or his estate if there is no surviving spouse, all compensation owed up to the date of Employee's death, including salary, earned vacation pay, and the Employee's bonus prorated to the date of his death; and no further compensation shall be payable to the Employee.

              (c) Other.  In the event Employee is terminated "For Cause", then
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Employee shall be entitled to receive his salary up to the date on which termination takes effect.


          9.  CHANGE OF CONTROL.
              -----------------

              (a) In the event of a future disposition of the properties and business of the Company, substantially as an entirety, by merger, consolidation, sale of assets, sale of stock, or otherwise (each, a "Change of Control Event"), then the Company may elect to assign this Agreement and all of its rights and obligations hereunder to the acquiring or surviving corporation.

              (b) In the event a Change of Control Event is definitively announced by the Company, all Options and Warrants heretofore granted to Employee hereunder shall immediately vest and be exercisable.

              (c) In the event there is a Change of Control Event and Employee is terminated prior to the end of the Employment Term, then the Company shall be obligated to pay, as a severance payment, an amount equal to all compensation the Employee would have received if such termination had not occurred, including without limitation, all salary, bonuses, allowances and other forms of compensation set forth herein. All salary, bonuses, and allowances will be paid in one lump sum on date of termination. All other benefits shall continue in full force and effect through January 15, 1999.

              (d) Notwithstanding the foregoing, if there is a Change of Control Event, and the acquiring party has a balance sheet net worth less than the Company, or if the acquiring party does not expressly and directly assume all the Company's obligations to Employee, all payments and compensation set forth herein shall be accelerated and paid in one lump sum on the date of the Change of Control Event.

          10. INDEMNIFICATION.  The Company agrees to indemnify the Employee in
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his capacity as an officer of the Company to the maximum extent permitted under
Delaware General Corporation Law. This provision for indemnification will survive expiration of the termination of this Agreement for any reason whatsoever so long as the Employee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company in the matter for which indemnification is sought.


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          11. SURVIVAL.  The covenants, agreements, representations, and
              --------
warranties contained in or made pursuant to this Agreement shall survive Employee's termination of employment, irrespective of any investigation made by or on behalf of any party.

          12. MODIFICATION.  This Agreement sets forth the entire understanding
              ------------
of the parties with respect to the subject matter hereof, supersedes all existing employment agreements between them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.

          13. NOTICES.  Any notice or other communication required or permitted
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to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered against receipt to the party to whom it is to be given at the address of such party set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 13). In the case of a notice to the Company, a copy of such notice (which copy shall not constitute notice) shall be delivered to Camhy Karlinsky & Stein LLP, 1740 Broadway, New York, New York 10019, Attn. Daniel I. De Wolf, Esq. Notice to the Employee shall be sufficient if addressed to the Employee as provided in this Section 13. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof by the U. S. Postal Service, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof.

          14. WAIVER.  Any waiver by either party of a breach of any provision
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of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

          15. BINDING EFFECT.  The Employee's rights and obligations under this
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Agreement shall not be transferable by assignment or otherwise, such rights shall not be subject to encumbrance or the claims of Employee's creditors, and any attempt to do any of the foregoing shall be void. The provisions of this Agreement shall be binding upon and inure to the benefit of Employee and his heirs and personal representatives, and shall be binding upon and inure to the benefit of the Company and its successors and those who are its assigns under
Section 9.

          16. HEADINGS.  The headings in this Agreement are solely for the
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convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.


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          17. COUNTERPARTS; GOVERNING LAW.  This Agreement may be executed in
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any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the rules governing the conflicts of laws.


          IN WITNESS WHEREOF, the parties have duly executed this

      Agreement as of the date first above written.

                      NEW WORLD COFFEE, INC.

                      By:
                             __________________________

                      Title:
                             __________________________


                      EMPLOYEE:

                      ---------------------------
                      BARRY H. LEVINE

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